UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

______________

Nevada	001-34394	33-0901534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of Principal Executive Office) (Zip Code)

(8629) 8819-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On October 25, 2012, at 7:45 pm (PRC time), Skystar Bio-Pharmaceutical Company (the “Company”) held its Annual Meeting of Shareholders at the Company’s executive officers in Xi’an, Shaanxi Province, China. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1- Election of Directors (with 2,163,842 broker non-votes on this matter):

Name	Votes For	Votes Withheld
Weibing Lu	3,410,296	273,272
Wei Wen	3,410,296	273,272
Mark D. Chen	2,930,911	752,657
R. Scott Cramer	3,384,356	299,212
Fan Qiang	2,988,365	695,203
Chengtun Qu	3,665,858	17,710
Weirong Shen	3,416,196	267,372

 Proposal 2 - Ratification of the appointment of Crowe Horwath (HK) CPA Limited as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 (5,794,058 votes for, 52,352 votes against and 1,000 votes abstaining; there were no broker non-votes on this matter).

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skystar Bio-Pharmaceutical Company

By:	/s/ Bing Mei
Chief Financial Officer

Date: October 26, 2012